                                                                   EXHIBIT 10.14


                            SUBSCRIPTION AGREEMENT


        This Subscription Agreement (the "Agreement") is made and entered into as of this 22nd day of September, 1994, by and among Transitional Care of America, Inc., a Delaware corporation (the "Company"), and RehabCare Corporation, a Delaware corporation ("RehabCare"), David L. Steffy, an individual, David W. Cross, an individual ("Cross"), and John R. Lewis, an individual ("Lewis") (RehabCare and the three individuals are referred to herein individually as a "Purchaser" and collectively as the "Purchasers").

                                   RECITALS


A. Each of the Purchasers desires to purchase, and the Company desires to sell to each of the Purchasers, a twenty-five percent (25%) ownership interest in the Company.

B. To effect said purchase and sale, the Company and the Purchasers desire to enter into this Agreement pursuant to which each Purchaser will purchase, and the Company will sell to each such Purchaser, 750 shares of the Company's Common Stock, $.10 par value.

        Now, therefore, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I
                                 DEFINITIONS


        As used herein, the following terms shall have the following meanings:

1.1 "Employment Agreements" means the individual Employment Agreements of even date herewith by and between TCA and each of Cross and Lewis.

1.2 "Non-Compete, Non-Hire, Non-Disclosure and Release Agreements" means the individual Non-Compete, Non-Hire, Non-Disclosure and Release Agreement (or the Non-Development, Non-Hire and Release Agreement, in the case of David L. Steffy) of even date herewith by and between RehabCare and each of the Purchasers other than RehabCare and by and between RehabCare and the Company and the Non-Compete, Non-Hire and Non-Disclosure Agreement by and between TCA and David L. Steffy.

1.3 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

1.4 "Purchaser Stock" means all of the Shares of Common Stock acquired by the Purchasers pursuant to this Agreement, which Common Stock shall continue to be Purchaser Stock in the hands of any holder who is subject to the Stockholders' Agreement other than the


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     Purchasers (except for the Company), and except as otherwise provided herein, each such other holder of Purchaser Stock shall succeed to all rights and obligations attributable to each Purchaser as a holder of Purchaser Stock hereunder. Purchaser Stock also shall include shares of the Company's capital stock issued with respect to Purchaser Stock due to a stock split, stock dividend or other recapitalization.

1.5 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

1.6 "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement of even date herewith by and among the Company and each of the Purchasers, as such Agreement may be amended from time to time.

1.7 "SHARES" means the Common Stock, $.10 par value authorized to be issued by the Company.

1.8 "TRANSITION AGREEMENT" means that certain Transition Agreement by and between RehabCare, TCA, Cross and Lewis as of even date herewith which outlines the transition of Cross and Lewis to TCA and the ongoing arrangement between TCA and RehabCare after such transition.


                                   ARTICLE II
                          AUTHORIZATION AND EXECUTION

2.1 AUTHORIZATION OF THE COMMON STOCK. The Company has authorized the issuance and sale to the Purchasers of 3,000 Shares prior to the execution of this Agreement.

2.2 PURCHASE AND SALE OF THE PURCHASER STOCK. As of the execution of this Agreement, the Company hereby sells to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser purchases from the
     Company: (a) with respect to all Purchasers except RehabCare, 750 Shares for a purchase price of Twenty-Five Thousand Dollars ($25,000), payable in full by cashier's check or wire transfer simultaneously with the execution of this Agreement, and (b) with respect to RehabCare, 750 Shares for a purchase price of Twenty-Five Thousand Dollars ($25,000) payable in full by cashier's check or wire transfer and the transfer of certain promissory notes of David W. Cross and John R. Lewis representing the purchase price for their stock in Advanced Rehabilitation Resources, Inc., simultaneously with the execution of this Agreement.

2.3 SIMULTANEOUS EXECUTION. The execution of this Agreement and the purchase and sale of the Purchaser Stock (the "Closing") shall take place simultaneously with the execution of the Employment Agreements, the Stockholders' Agreement, the Non-Compete, Non-Hire, Non-Disclosure and Release Agreements and the Transition Agreement. Immediately after the execution of this Agreement and the payment of the full purchase price by the Purchasers, the Company shall deliver to each Purchaser stock certificates evidencing the Purchaser Stock to be purchased by the Purchaser, such stock certificates being registered in each Purchaser's name.


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
                                  ARTICLE III
                   FINANCIAL STATEMENTS AND OTHER INFORMATION

3.1 PERIODIC FINANCIAL STATEMENTS. The Company shall, upon the request of any Purchaser (so long as such Purchaser holds Purchaser Stock), deliver to such Purchaser as soon as available but in any event within forty-five (45) days after the end of each monthly accounting period and each quarterly accounting period in each fiscal year, consolidated statements of income and cash flows of the Company for each such accounting period, and a consolidated balance sheet of the Company as of the end of such accounting period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, if any, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments.

3.2 ANNUAL FINANCIAL STATEMENTS. The Company shall, upon the request of any Purchaser (so long as such Purchaser holds Purchaser Stock), deliver to such Purchaser within ninety (90) days after the end of each fiscal year, consolidated statements of income and cash flows of the Company for such fiscal year, and a consolidated balance sheet of the Company as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, if any, all prepared in accordance with generally accepted accounting principles, consistently applied.

3.3 OTHER REPORTS. The Company shall, upon the reasonable request of any Purchaser (so long as such Purchaser holds Purchaser Stock), deliver to such Purchaser promptly upon receipt, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs prepared internally (excluding development reports) or delivered to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder).

3.4 ANNUAL BUDGETS. The Company shall, upon the request of any Purchaser (so long as such Purchaser holds any Purchaser Stock), deliver to such Purchaser at least thirty (30) days prior to the end of each fiscal year, an annual budget prepared on a monthly basis for the Company for the following fiscal year (displaying anticipated statements of income and cash flows and balance statements), and, following preparation thereof, quarterly revisions of such budget and any other significant budgets prepared by the Company.

3.5 OTHER FINANCIAL DATA. The Company shall, upon the request of any Purchaser (so long as such Purchaser holds any Purchaser Stock), deliver to such Purchaser with reasonable promptness, such other information and financial data concerning the Company as any Purchaser may reasonably request.

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

                                   ARTICLE IV
                       ACKNOWLEDGEMENTS OF THE PURCHASERS

4.1 NO GUARANTEE OF EMPLOYMENT. Each Purchaser acknowledges and agrees that neither the issuance of the Purchaser Stock to the Purchasers nor any provision contained herein shall entitle any of the Purchasers to remain in the employment of the Company, or affect the right of the Company to terminate any such Purchaser's employment under any employment agreements with the Company, the terms of which agreements shall govern the ability to terminate employment.

4.2 HIGH DEGREE OF RISK. The Purchasers acknowledge that the Company has been organized recently, that it has no financial or operating history, that investment in the Shares involves a high degree of risk and that no Person should invest in Shares who is not in a position to lose his or its entire investment.

4.3 NO GOVERNMENTAL EXAMINATION. No agency of the United States or of any state has passed upon the Shares or made any finding or determination concerning the fairness or merits of this investment.

4.4 RESTRICTED TRANSFER RIGHTS. The Purchasers acknowledge that their right to transfer the Purchaser Stock is significantly restricted pursuant to the Stockholders' Agreement and Article VI herein.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

        In connection with the purchase and sale of the Purchaser Stock hereunder, each Purchaser severally (and not jointly) makes the following representations and warranties to the Company.

5.1 ACQUISITION FOR PURCHASER'S OWN ACCOUNT. The Purchaser Stock to be acquired by each Purchaser pursuant to this Agreement will be acquired for such Purchaser's own account, as principal, for investment and not as nominee or agent, and not with a view to, or the intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Purchaser Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

5.2 NO COMMISSION. No commission, fee or other remuneration is to be paid or given, directly or indirectly, to any Person for soliciting any such Purchaser to purchase the Purchaser Stock.


5.3 EVALUATION OF RISK. Each Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Purchaser Stock and has determined that such investment is suitable for such Purchaser, based on such Purchaser's financial situation and needs, as well as Purchaser's other securities holdings. Each

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        Purchaser has adequate means of providing for his or its current needs in contingencies and has no need for liquidity in the investment.

5.4 ECONOMIC RISK. Each Purchaser is able to bear the economic risk of such Purchaser's investment in the Purchaser Stock for an indefinite period of time and such Purchaser understands that the Purchaser Stock has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

5.5 ACCESS TO INFORMATION. Each Purchaser and his financial advisor, if any, have been furnished all materials relating to the Company, its proposed activities and the offering of Purchaser Stock which they have requested and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information furnished in connection with the Purchaser's investments. The Purchaser has reviewed, or has had an opportunity to review, a copy of the Employment Agreements, Stockholders' Agreement, the Non-Compete, Non-Hire, Non-Disclosure and Release Agreements and the Transition Agreement and such Purchaser is familiar with the transactions contemplated thereby.

5.6 CORPORATE AUTHORIZATION. Each Purchaser, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold Shares in the Company, has obtained such tax advice that it has deemed necessary, has its principal place of business at the address set forth on the last page hereof, has not been formed for the specific purpose of acquiring Shares in the Company and shall supply to the Company any additional written information that may be required by the Company.

5.7 NONSOLICITATION. Each Purchaser represents that it was not offered the Shares by any form of general solicitation or general advertising, including but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

5.8 BINDING OBLIGATION. This Agreement constitutes the legal, valid and binding obligation of each Purchaser, enforceable in accordance with its terms as against such Purchaser, and the execution, delivery and performance of this Agreement by such Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Purchaser is party or any judgment, order or decree to which such Purchaser is subject.


                                   ARTICLE VI
                               RESTRICTIVE LEGEND

        The certificates representing the Purchaser Stock shall bear the following legend:


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        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
        UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN
        A STOCKHOLDERS' AGREEMENT BETWEEN THE COMPANY AND THE SIGNATORIES
        THERETO DATED AS OF SEPTEMBER 22, 1994. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                                  ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

        In connection with the purchase and sale of the Purchaser Stock hereunder, the Company makes the following representations and warranties to each Purchaser.

7.1 ORGANIZATION AND CORPORATE POWER. The Company hereby represents and warrants to the Purchasers that the Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the ownership of its respective properties or conduct of its business requires it to qualify, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Company. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

7.2 AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution and delivery by the Company of this Agreement, the offering and issuance of the Purchaser Stock hereunder and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body, pursuant to, the Certificate of Incorporation or By-laws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

7.3 CAPITAL STOCK AND RELATED MATTERS. Immediately following the consummation of the transactions contemplated hereby, the authorized capital stock of the Company shall consist of 3,000 shares of Common Stock, $.10 par value of which 3,000 shares shall be issued and outstanding. Except as set forth above, as of immediately following the consummation of the transactions contemplated hereby, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, or have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. As of immediately following the consummation of the transactions contemplated hereby, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable. Except as specifically provided in the Stockholders' Agreement, there are no statutory or contractual stockholder's preemptive rights or rights of refusal with respect to the issuance of the Purchaser Stock hereunder. To the best of Company's knowledge, the Company has not violated any applicable Federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Purchaser Stock hereunder does not require registration under the Securities Act or any applicable state securities laws. Except as specifically provided in the Stockholders' Agreement, there are no agreements between the Company stockholders with respect to the voting and transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

        To the Company:

        Transitional Care of America, Inc.
        660 Newport Center Drive
        Suite 470
        Newport Beach, California 92660
        Attention: David L. Steffy, Incorporator


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        With a copy to:

        Suelthaus & Kaplan, P.C.
        7733 Forsyth Boulevard
        St. Louis, Missouri 63105
        Attention: Thomas M. Walsh, Esq.

        To the Purchasers:

        RehabCare Corporation
        7733 Forsyth Boulevard
        Suite 1700
        St. Louis, Missouri 63105
        Attention: James M. Usdan, President
         and Chief Executive Officer

        With a copy to:

        Thompson & Mitchell
        One Mercantile Center
        Suite 3400
        St. Louis, Missouri 63101
        Attention: Robert M. LaRose, Esq.

        Telecopy Number: (314) 342-1717

        David W. Cross
        10 Lindworth Drive
        Ladue, Missouri 63124

        David L. Steffy
        660 Newport Center Drive
        Suite 470
        Newport Beach, California 92660

        John R. Lewis
        342 Woodcliffe Place Drive
        Chesterfield, Missouri 63005

8.2 TRANSFERS IN VIOLATION OF THIS AGREEMENT. Any transfer or attempt to transfer of any Purchaser Stock in violation of any provision of this Agreement or the Stockholders' Agreement shall be null and void and the Company shall not record such transfer on its books or treat any purported transferee if such Purchaser Stock is the owner of such stock for any purpose.


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8.3  SEVERABILITY.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.4 COMPLETE AGREEMENT. This Agreement and the other documents of even date herewith which have been executed by the Company and each Purchaser embody the complete Agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

8.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one in the same agreement.

8.6 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Purchasers, the Company and their respective successors and assigns (including subsequent holders of Purchaser Stock); provided that the rights and obligations the Purchasers under this Agreement shall not be assignable except in connection with the permitted transfer of Purchaser Stock hereunder and under the Stockholders' Agreement.

8.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchasers or on their behalf.

8.8 GOVERNING LAW. The corporate law of the state of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal law and not the law of conflicts, of the State of Missouri.

8.9 AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and each of the Purchasers.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                        TRANSITIONAL CARE OF AMERICA, INC.

                        By: David W. Cross
                            -----------------------------------
                            David W. Cross, President and Chief
                                Executive Officer



                        REHABCARE CORPORATION

                        By: James M. Usdan
                            -----------------------------------
                            James M. Usdan, President and Chief
                                Executive Officer



                        David W. Cross
                        ---------------------------------------
                        David W. Cross



                        John R. Lewis
                        ---------------------------------------
                        John R. Lewis



                        David L. Steffy
                        ---------------------------------------
                        David L. Steffy


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